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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 5, 2000 relating to the consolidated financial statements of InterMedia Capital Partners VI, L.P., which appears in Amendment No. 1 to the Current Report on Form 8-K of Insight Communications Company, Inc., dated January 5, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

San Francisco, California
June 11, 2001